EXHIBIT 10.1
EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 22, 2014, is made by and between Banc of California, Inc., a Maryland corporation (the “Company”), and the investor named on Exhibit A hereto (the “Investor”).

WITNESSETH

WHEREAS, the Company is offering for sale shares of its voting common stock, par value $0.01 per share (the “Common Stock”), to the Investor, subject to the terms and conditions set forth herein;

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into a Purchase and Assumption Agreement, dated as of the date hereof, with Banco Popular North America (the “Branch Purchase Agreement”) pursuant to which the Company will acquire certain assets and assume certain liabilities relating to certain bank branches of Banco Popular North America (the “Transferred Operations”); and

WHEREAS, the Investor desires to purchase from the Company the Investor Shares (as defined herein) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.  As used herein, the following terms have the meanings indicated:

“Person” shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Governmental Entity” shall mean any governmental or regulatory authorities, agencies, courts, commissions, stock exchange or market, or other entities.

“Material Adverse Effect” means any event, circumstance, development, occurrence, change in or effect that, individually or in the aggregate, is materially adverse to, or would reasonably be expected to have a materially adverse effect on, the business, assets, liabilities, properties, results of operations or financial condition of the Company and its subsidiaries taken as a whole.

2. Purchase of Common Stock.

(a) Subject and pursuant to the terms and conditions set forth in this Agreement, the Company agrees that it will issue and sell to the Investor and the Investor agrees that it will purchase from the Company the number of shares of Common Stock (the “Investor Shares”) such that the percentage of the outstanding shares of Common Stock owned by Investor immediately following the Closing shall equal 9.9% of the then-outstanding shares of Common Stock after giving effect to the issuance of all shares of Common Stock to be issued in connection with the acquisition and financing of the Transferred Operations, including but not limited to the Investor Shares.  The purchase price per Investor Share (the “Purchase Price Per Share”) shall be the lesser of (i) $11.50 and (ii) the lowest price at which the Company, after the date hereof and prior to the Closing, issues and sells or agrees to issue and sell (x) any share of Common Stock or any other class of stock that is substantially the economic equivalent of the Common Stock (a “Common Stock Equivalent”) or (y) any securities, rights, options or warrants convertible, exchangeable or exercisable for Common Stock or a Common Stock Equivalent, which shall be deemed to have a price per share of Common Stock or Common Stock Equivalent equal to the sum of (A) the price per security, right, option or warrant or right divided by the number of shares of Common Stock or Common Stock Equivalent for which it is convertible, exchangeable or exercisable and (B) any additional consideration payable per share of Common Stock or Common Stock Equivalent in connection with such conversion exchange or exercise.  The aggregate purchase price of the Investor Shares (the “Aggregate Purchase Price”) shall be the Purchase Price Per Share multiplied by the aggregate number of Investor Shares.

(b) The following issuances shall be disregarded for purposes of Section 2(a)(ii), and such provision shall not apply to any of the following: (1) any issuance of Common Stock to management, consultants, employees, officers or directors of the Company pursuant to management or employee incentive programs or plans approved by the board of directors of the Company in existence on the date hereof, (2) any issuance, delivery or sale of Common Stock by the Company to any person as consideration in connection with (but not in connection with raising capital to fund) (A) an acquisition or strategic business combination approved by the board of directors of the Company or (B) an investment by the Company approved by its board of directors in any party which is not prior to such transaction an affiliate of the Company (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise) (provided, however, that all such issuances, deliveries or sales pursuant to this subclause (2) shall not total more than five percent (5%) in the aggregate of the outstanding shares of Common Stock as of the date hereof), (3) any issuance of Common Stock upon the exercise, conversion or exchange of convertible or exchangeable securities or rights, options or warrants exercisable for Common Stock outstanding as of the date hereof or (4) any issuance of Common Stock in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of capital stock or recapitalization approved by the board of directors of the Company, provided that the Company shall not declare prior to the Closing any such stock split, stock dividend or recapitalization that is not completed prior to the issuance of the Investor Shares.

(c) Within four (4) Business Days (as defined in the Branch Purchase Agreement) following the date hereof, the Investor shall deliver to the Company equity commitment letter(s) in customary form and reasonably satisfactory to the Company pursuant to which the fund counterparties thereto shall, subject only to the express conditions set forth herein, severally commit to invest an amount in cash, which amounts are in the aggregate sufficient to fund the Aggregate Purchase Price.  In consideration therefore, the Company shall pay to Investor in cash at Closing an equity support payment for each Investor Share equal to:  (i) if the Purchase Price Per Share is determined in accordance with (x) Section 2(a)(i) or (y) Section 2(a)(ii) and the subsubsequent sale contemplated by Section 2(a)(ii) is not effected through an underwritten public offering, an amount that is (1) the Per Share Purchase Price minus (2) $11.00, provided such number is a positive number; or (ii) if the Per Share Purchase Price is determined in accordance with Section 2(a)(ii) and the subsequent sale contemplated by Section 2(a)(ii) is an underwritten public offering, $0.50 (the “Equity Support Payment”).

(d) The closing of the purchase and sale of the Investor Shares (the “Closing”) will occur substantially concurrently with the consummation of the transactions contemplated by the Branch Purchase Agreement (the date on which such closing occurs, the “Closing Date”), subject to the satisfaction or waiver (to the extent permitted by applicable law) of the conditions specified in Section 5 (other than those conditions that by their nature can only be satisfied at the Closing but subject to their satisfaction as of the Closing), or such other date or time as the parties may agree upon in writing.

3. Deliveries at Closing.

(a) Deliveries by the Investor.  At the Closing, the Investor shall deliver to the Company the Aggregate Purchase Price by wire transfer of immediately available funds to an account designated by the Company, which funds will be delivered to the Company in consideration of the Investor Shares issued to the Investor at the Closing.

(b) Deliveries by the Company.  At the Closing, the Company shall deliver (i) to Cede & Co., or such other nominee as may be designated by The Depository Trust Company (“DTC”), one or more global securities representing the Investor Shares and (ii) to the Investor, a copy of the irrevocable instructions to Registar and Transfer Company, in its capacity as transfer agent for the Common Stock (“RTC”), instructing RTC to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system the number of shares of Common Stock equal to the Investor Shares to the participant designated by the Investor prior to the Closing.

(c) At the Closing, the Company shall deliver to the Investor the Equity Support Payment and shall reimburse the Investor for its expenses pursuant to Section 6(g).

4. Representations and Warranties.

(a) Investor Representations and Warranties.  The Investor represents, warrants and agrees as follows:

(1) Investor acknowledges that it has sole responsibility for its own due diligence investigation and its own investment decision, and that in connection with its investment decision, Investor has not relied on any representation or information not set forth in this Agreement or in any document filed by the Company with or furnished to the Securities and Exchange Commission (the “Commission”).  The Investor acknowledges that it has had an opportunity to conduct such review and analysis of the business, assets, condition, operations and prospects of the Company and its subsidiaries, both direct and indirect, including an opportunity to ask such questions of management (for which it has received such answers) and to review such information maintained by the Company, in each case as the Investor considers sufficient for the purpose of purchasing the Investor Shares.  The Investor further acknowledges that it has had such an opportunity to consult with its own counsel, financial and tax advisers and other professional advisers as it believes is sufficient for the purpose of purchasing the Investor Shares.

(2) The execution and delivery of this Agreement by Investor and the performance of this Agreement and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary (corporate, partnership or limited liability in the case of a corporation, partnership or limited liability company) action of Investor, and this Agreement, when duly executed and delivered by the parties hereto, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against Investor, except as enforcement hereof may be limited by the effect of any applicable bankruptcy, insolvency, reorganization or similar laws or court decisions affecting enforcement of creditors’ rights generally and except as enforcement hereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(3) As of the date of this Agreement and as of the date of the Closing  (before giving effect to the sale of the Investor Shares contemplated hereby), the Investor is not and will not be the beneficial owner of any shares of Common Stock, securities convertible into or exchangeable for Common Stock or any other equity or equity-linked security of the Company.  The Investor is acting independently with respect to the purchase of the Investor Shares contemplated hereby, this Agreement and the other transactions contemplated thereby, and the Investor is not acting as part of a group or in concert with any other person or entity.  The Investor is not party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Common Stock or other securities of the Company or any option, warrant or other right to acquire any of the foregoing.

(4) The Investor has available funds to complete the purchase of the Investor Shares on the terms and conditions contemplated by this Agreement.

(5) There is no broker, finder or other party that is entitled to receive from the Investor any brokerage or finder’s fee or other fee or commission as a result of sale of the Investor Shares contemplated by this Agreement.

(b) Company Representations and Warranties.  Except as may be publicly disclosed by the Company in the reports filed by it with or furnished to the Commission prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” as well as any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that, in each case, are similarly nonspecific and are predictive or forward-looking in nature), the Company hereby represents and warrants to the Investor, as of the date hereof and at the Closing, as follows:

(1) Compliance with Registration Requirements.  The Company is permitted to use the Registration Statement on Form S-3 (No. 333-192518), as amended (the “Registration Statement”) to register and sell the Investor Shares.  The Registration Statement, including any Rule 462(b) Registration Statement, and any post-effective amendment thereto has become effective under the Securities Act of 1933, as amended (the “1933 Act”), and no stop order suspending the effectiveness of the Registration Statement, including any Rule 462(b) Registration Statement, or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and the Company has complied with any requests on the part of the Commission for additional information with respect to the Registration Statement.

At the respective times the Registration Statement, including any Rule 462(b) Registration Statement, and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Investor Shares pursuant to Rule 430B(f)(2), at the Closing, and at each additional time of purchase, if any, the Registration Statement, including any Rule 462(b) Registration Statement, and any amendments thereto complied, complies and will comply, as the case may be, in all material respects with the requirements of the 1933 Act and Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).

(2) Incorporated Documents.  The documents incorporated by reference in the Registration Statement and the final base prospectus and any prospectus supplement filed in connection with the transactions contemplated hereby, including the documents incorporated by reference therein (collectively, the “Prospectus”), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

(3) Independent Accountants.  The accountants who certified the financial statements included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and, to the Company’s knowledge, are not and have not been in violation of the auditor independence requirements of the Sarbanes Oxley Act of 2002 and the related rules and regulations of the Commission (the “Sarbanes-Oxley Act”)  in respect of the entity whose financial statements it audited.

(4) Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, at the dates indicated and their respective statements of operations, stockholders’ equity and cash flows for the periods specified.  Such financial statements have been prepared in compliance with the requirements of the 1933 Act and the 1934 Act and in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved.  Any selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus.  The unaudited pro forma consolidated financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the pro forma consolidated results of operations and the financial position of the Company for the periods specified and have been prepared in accordance with Rules 11-01 and 11-02 of Regulation S-X and the Commission’s rules and guidelines with respect to pro forma financial statements, and the assumptions used in the preparation thereof are reasonable.  No other financial statements or schedules are required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934

Act Regulations to be included or incorporated by reference in the Registration Statement or the Prospectus. To the extent applicable, all disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act, the 1934 Act Regulations and Item 10 of Regulation S-K under the 1933 Act, as applicable, in all material respects.

(5) No Material Adverse Effect.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no Material Adverse Effect, (B) as of the date hereof, there have been no liabilities or obligations incurred, direct or contingent, nor transactions entered into by the Company or any of its subsidiaries, other than (i) the Branch Purchase Agreement, (ii) the Securities Purchase Agreement, dated as of the date hereof, by and among the Company and funds affiliated with Patriot Financial Partners (the “Patriot Purchase Agreement”), (iii) this Agreement and (iv) those in the ordinary course of business which are not material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock and preferred stock of the Company in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(6) Internal Accounting Controls.  Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the Company’s latest audited financial statements incorporated by reference in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(7) Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act).  Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities and (B) are effective to perform the functions for which they were established.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have not been advised that there is (1) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls or (2) any material weaknesses in internal controls.  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to material weaknesses.  The principal executive officer (or the equivalent) and principal financial officer (or the equivalent) of the Company have made all certifications required by the Sarbanes-Oxley Act, and the statements made in each such certification are accurate; the Company, its subsidiaries and to the Company’s knowledge, its directors and officers, are each in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.

(8) Regulatory Matters.  The Company, Banc of California, National Association and, to the knowledge of the Company, the Company’s other subsidiaries, are in compliance in all material respects with all laws administered by and regulations of any governmental authority applicable to it or to them (including, without limitation, all regulations and orders of, or agreements with, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the California Department of Financial Institutions and the Federal Deposit Insurance Corporation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act), the failure to comply with which would have a Material Adverse Effect.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement.  There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other Governmental Entity, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(9) Regulatory Compliance.  The deposit accounts in the Company’s subsidiary banks are insured up to the applicable limits by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened or contemplated.

(10) Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Investor Shares.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

(11) Good Standing of Subsidiaries.  Banc of California, National Association is the only “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (a “Significant Subsidiary”) and it has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.  Banc of California, National Association is a national bank with a national bank charter issued by the Office of the Comptroller of the Currency and its charter is in full force and effect.  Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding shares of capital stock of Banc of California, National Association have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of Banc of California, National Association were issued in violation of any preemptive or similar rights of any securityholder of Banc of California, National Association.

(12) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.  When duly executed by the Investor, this Agreement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and the application of equitable principles relating to the availability of remedies, and subject to 12 U.S.C. § 1818(b)(6)(D) (or any successor statute) and similar bank regulatory powers and to the application of principles of public policy, and except as rights to indemnity or contribution, including but not limited to, indemnification provisions set forth in Section 6(e) of this Agreement, may be limited by federal or state securities law and the public policy underlying such laws.

(13) Authorization of the Investor Shares.  The Investor Shares to be issued and sold by the Company to the Investor hereunder have been duly authorized by the Company and when issued and delivered to and paid for by the Investor at the Closing in accordance with the terms of this Agreement, will be validly issued, will be issued in compliance with federal and state securities laws and will be free of statutory, and will not be issued in violation of any contractual, preemptive rights, rights of first refusal and similar rights.

(14) Description of the Investor Shares.  The Investor Shares will conform in all material respects to the respective statements relating thereto contained in the Registration Statement and the Prospectus.

(15) Absence of Defaults and Non-contravention.  Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject, except for such violations or defaults that would not result in a Material Adverse Effect.  No event of default under that certain indenture, dated as of April 23, 2012, between the Company and U.S. Bank National Association, as trustee, as supplemented by a supplemental indenture entered into by the Company and the trustee on April 23, 2012 (collectively, the “Indenture”), or default with notice and/or lapse of time that would constitute an event of default in respect of the Company’s 7.50% Senior Notes due April 15, 2020 (the “Notes”) has occurred and is continuing.  The execution, delivery and performance of this Agreement, the issue and sale of the Investor Shares by the Company and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the charter, bylaws or other organizational documents of the Company or any of its subsidiaries or (iii) any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Company or any of its subsidiaries or any of their property, assets or operations except, with respect to clauses (i) and (iii), for those conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(16) Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement and the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(17) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries, which, in either case, would result in a Material Adverse Effect.

(18) Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or Governmental Entity, domestic or for-

eign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which (A) is required to be disclosed in Registration Statement (other than as disclosed therein), (B) might result in a Material Adverse Effect or (C) might materially and adversely affect the assets or operations of the Company or any of its subsidiaries or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder or under the Investor Shares.  The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(19) Possession of Intellectual Property.  The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has infringed or is infringing on the intellectual property of a third party, and, except as are described in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has received notice of a claim by a third party to the contrary, except where such infringement would not, singly or in the aggregate, result in a Material Adverse Effect.

(20) Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect.  The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(21) Title to Property.  The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus or (B) would not have a Material Adverse Effect.  All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such lease or sublease or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease and that, in any such case, would have a Material Adverse Effect.

(22) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, license, registration, qualification or decree of or with any Governmental Entity is necessary or required in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Investor Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration of the Investor Shares under the 1933 Act, which shall have been effected prior to the Closing (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the 1933 Act) or as expressly contemplated by this Agreement or as may be required under the (i)  rules and regulations of the NASDAQ Global Market (the “NASDAQ”) or other stock exchange on which the Common Stock is then listed and the Financial Industry Regulatory Authority (“FINRA”) or (ii) securities or Blue Sky laws of the various states and other jurisdictions in connection with the purchase and receipt of the Investor Shares by the Investor.

(23) Investment Company Act.  The Company is not required, and upon the issuance and sale of the Investor Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(24) Environmental Laws.  The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(25) NASDAQ.  The Company will file with the NASDAQ or other stock exchange on which the Common Stock is then listed a Notification of Listing of Additional Shares or equivalent form with respect to the Investor Shares required by the rules of the NASDAQ or such other exchange following the date hereof and prior to the Closing.

(26) Contracts.  Except for (i) the Small Business Lending Fund-Securities Purchase Agreement, dated as of August 30, 2011, between the Company and the Secretary of the Treasury, relating to the Company’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, issued on that date pursuant to the Small Business Lending Fund pro-

gram of the U.S. Department of the Treasury, (ii) the subscription agreements between the Company and each of the investors in the Company’s common stock offering completed on November 1, 2010 and (iii) the Securities Purchase Agreement, dated as of December 3, 2013, by and among the Company, Patriot Financial Partners, L.P. and Patriot Financial Partners Parallel, L.P., there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company or to require the Company to include such securities with the Investor Shares registered pursuant to the Registration Statement. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its subsidiaries or, to the Company’s knowledge, any other party to any such contract or agreement.

(27) Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(28) Capitalization.  The authorized capital stock of the Company consists of (i) 196,863,844 shares of Common Stock of which, as of March 31, 2014 (the “Company Capitalization Date”), 21,131,708 shares were issued, 19,666,469 shares were outstanding and 1,465,239 shares were held in treasury; (ii) 3,136,156 shares of Class B non-voting non-convertible common stock, par value $0.01 per share (the “Class B Non-Voting Common Stock”), of which, as of the Company Capitalization Date, 584,674 shares were issued and outstanding; and (iii) 50,000,000 shares of preferred stock, par value $0.01 per share, of which, as of the Company Capitalization Date, 82,250 shares were issued and outstanding.  As of the Company Capitalization Date, 1,493,505 shares of Common Stock were reserved for issuance upon exercise of warrants, upon exercise of options granted as employment inducement awards or as founders options and under the Company’s equity compensation plans, and 22,100 restricted stock units were issued and outstanding.  The authorized capital stock of the Company conforms and will conform in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus. The shares of Common Stock outstanding prior to the issuance of the Investor Shares have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(29) Dividends.  Except as otherwise would not have a Material Adverse Effect, no subsidiary of the Company is subject to any material direct or indirect prohibition on paying any dividends to the Company, on making any other distribution on such subsidiary’s capital stock, on repaying to the Company any loans or advances to such subsidiary from the Company or on transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Registration Statement and the Prospectus.

(30) Taxes.  All tax returns required to be filed by the Company or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided or which if not paid, would not individually or in the aggregate, result in a Material Adverse Effect.

(31) Foreign Corrupt Practices Act.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith, including without limitation a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(32) Derivative Financial Instruments.  Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than stock options issued to the Company’s employees, directors, agents or consultants) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed by the Company to be financially responsible at the time.  The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(33) ERISA. Each of the Company, the Company’s subsidiaries and their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”).  No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, any of the Company’s subsidiaries or their respective ERISA Affiliates would have any liability.  None of the Company, the Company’s subsidiaries or their respective ERISA Affiliates have incurred, or expect to in-

cur, material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”).  Each “employee benefit plan” for which the Company, any of the Company’s subsidiaries or any of their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.

(34) Certain Transactions. Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(35) Unlawful Payments. None of the Company, any of the Company’s subsidiaries or, to the knowledge of the Company, any affiliate of the Company or any of its subsidiaries has:  (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (C) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(36) Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, that is required by the 1933 Act or the regulations thereof to be described in the Registration Statement and the Prospectus and that is not so described.

(37) Pending Procedures and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Investor Shares.

(38) Broker Fees.  There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of sale of the Investor Shares contemplated by this Agreement.

(39) Transactions. Except as disclosed in the Registration Statement and the Prospectus and except with respect to this Agreement, the Branch Purchase Agreement and the Patriot Purchase Agreement, as of the date hereof, none of the Company or any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or capital stock of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(40) Authorization of Branch Purchase Agreement and Patriot Purchase Agreement. Each of the Branch Purchase Agreement and the Patriot Purchase Agreement has been duly authorized, executed and delivered by the Company and, assuming the due execution and delivery by the other party thereto, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

5. Conditions.

(a) The obligation of the Investor to consummate the Closing shall be subject to the condition that all representations and warranties and other statements of the Company shall be true and correct as of the date of this Agreement and the date of the Closing (except those representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date), except for such failures to be so true and correct (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein) as would not have, individually in the aggregate, a Material Adverse Effect; the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed (without giving effect to any qualification as to materiality or Material Adverse Effect contained therein); and the condition that since the date hereof no Material Adverse Effect shall have occurred and be continuing with respect to either (x) the Company or (y) the Company after giving effect to the transactions contemplated by the Branch Purchase Agreement.

(b) The obligation of the Company to consummate the Closing shall be subject to the condition that all representations and warranties and other statements of the Investor shall be true and correct as of the date of this Agreement and the date of the Closing (except those representations and warranties that by their terms speak specifically as of the date of this Agreement or some other date shall be true and correct as of such date); and the condition that the Investor shall have performed all of its obligations hereunder theretofore to be performed.

(c) The obligation of each of the Investor and the Company to consummate the Closing shall be subject to the following additional conditions:

(1) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the transactions contemplated hereby or prohibit the Investor from owning or voting any of the Investor Shares;

(2) the purchase by the Investor of the Investor Shares shall not (i) require the Investor or any of its affiliates to file a prior notice under the Change in Bank Control Act, or otherwise seek prior approval or non-objection of any state or federal banking regulator; (ii) require the Investor or any of its affiliates to become a bank holding company; or (iii) cause the Investor, together with any other person whose securities of the Company would be aggregated with the Investor’s securities of the Company for purposes of any bank regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor and such other persons) would represent more than 9.9% of any class of voting securities of the

Company outstanding on the date of the Closing (after giving effect to the purchase of the Investor Shares contemplated hereby); and

(3) the conditions set forth in Section 10 of the Branch Purchase Agreement, other than the condition set forth in Section 10.3(e) of the Branch Purchase Agreement with respect to the Company’s acceptance of the proceeds of the Acceptable Financing (as defined in the Branch Purchase Agreement), shall have been satisfied or waived.

6. Covenants.

(a) Efforts.  Subject to the terms and conditions of this Agreement, each of the parties will use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable and shall use reasonable best efforts to cooperate with the other party to that end.

(b) No Non-Public Information.  The Company shall make appropriate public disclosures at or prior to the Closing to ensure that Investor is not in the possession of any material non-public information with  respect to the Company and its subsidiaries.

(c) Exchange Listing.  The Company shall cause the Investor Shares that are shares of Common Stock to be approved for listing on the NASDAQ or other stock exchange on which the Common Stock is then listed, subject to official notice of issuance.

(d) Withholding.  The Company shall be entitled to deduct and withhold from amounts payable to the Investor in respect of the Investor Shares such amounts as it is required to deduct and withhold under applicable law.  To the extent that amounts are so withheld by the Company, such withheld amounts shall be paid by the Company to the appropriate governmental authority and shall be treated for all purposes as having been paid to the Investor in respect of which such deduction and withholding was made by the Company.  The Company shall send to the Investor a certified copy of the original official receipt received by  the Company in case any  such payment to a governmental authority is made.  Prior to the Investor receiving any Investor Shares, the Investor shall deliver to the Company a duly executed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable, and such other IRS forms as may be reasonably requested by the Company from time to time.  The Investor shall update all such IRS forms, as appropriate, from time to time upon reasonable request by the Company.

(e) Indemnification.

(1) Subject to the other provisions of this Section 6(e), from and after the Closing, the Company (the “Indemnifying Party” ) shall indemnify, defend and hold harmless the Investor and such party’s directors, officers and employees (collectively, the “Indemnitees”) from and against, and reimburse any Indemnitee for claims, costs, expenses, losses, damages, liabilities, awards, judgments, costs and expenses (including reasonable attorneys’ and consultant fees and expenses) (“Damages”) that such Indemnitee may suffer or incur, or become subject to, relating to, resulting from or arising out of the following (without duplication):  (i) the breach of any representations or warranties made by the Company in Section 4(b) as of the date hereof or as of the date of the Closing (or with respect to representations and warranties that are made as of a specific date, as of such date); and (ii) the breach or failure by the Indemnifying Party to perform, or cause to be performed, any of its covenants or obligations contained in this Agreement.

(2) Notwithstanding any other provision to the contrary, other than Damages arising from fraud (including, without limitation, under Rule 10b-5 of the Securities Exchange Act of 1934) or willful misconduct:  (i) the Company shall not be liable for any Damages under Section 6(e)(1)(i) relating to, resulting from or arising out of a breach of a representation or warranty made by the Company unless and until the aggregate amount of all Damages which may be recovered pursuant to Section 6(e)(1)(i) exceeds 3.0% of the Aggregate Purchase Price (the “Indemnity Threshold”); and (ii) the aggregate amount of Damages under Section 6(e)(1)(i) relating to, resulting from or arising out of a breach of a representation or warranty made by the Company for which the Company shall be liable hereunder shall not exceed 100.0% of the Aggregate Purchase Price.

(3) An Indemnitee that may be entitled to be indemnified under this Section 6(e) shall promptly notify the Indemnifying Party in writing of any event, occurrence, matter or pending or threatened suit, claim or demand (each, an “Action”) that the Indemnitee has determined has given or would reasonably be expected to give rise to a right of indemnification under this Agreement (including a pending or threatened Action asserted by a third party against any Indemnitee, such Action being a “Third-Party Claim”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such Action; provided that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 6(e) except to the extent the Indemnifying Party is prejudiced by such failure.  The Indemnifying Party shall be entitled to defend all Third-Party Claims upon notice to the Indemnitee(s). In the event that the Indemnifying Party elects to conduct the defense of any Third-Party Claim, the Indemnifying Party shall keep the Indemnitee(s) informed of all material developments relating to any such Third-Party Claim, and the Indemnitee will cooperate with the Indemnifying Party as may be reasonably requested by the Indemnifying Party.  An Indemnitee may not consent to entry of any judgment or enter into any settlement in respect of a Third-Party Claim without the Indemnifying Party’s written consent to such judgment or settlement.

(4) With respect to each indemnification obligation contained in this Section 6(e), all Damages shall be net of any third-party insurance proceeds that have been actually recovered by the Indemnitee(s) in connection with the facts giving rise to the right of indemnification. If an Indemnitee receives third-party insurance proceeds in respect of Damages that have been indemnified by the Indemnifying Party hereunder, the Indemnitee shall promptly remit such amount to the Indemnifying Party.

(5) Notwithstanding any other provision of this Agreement to the contrary, other than any Damages arising from fraud (including, but not limited to, under Rule 10b-5 of the Securities Exchange Act of 1934) or willful misconduct, in no event shall the Indemnifying Party have any liability to any Indemnitee for any indirect, special, incidental, consequential, punitive, exemplary, treble or other special damages.

(6) Except for claims based on fraud (including, but not limited to, under Rule 10b-5 of the Securities Exchange Act of 1934) or willful misconduct, the remedies provided for in this Section 6(e) shall be the sole and exclusive remedy for breaches by the Company or the Investor, as applicable, of this Agreement.

(7) If, in any agreement to issue and sell Common Stock, or any security, right, option or warrant or right divided by the number of shares of Common Stock, entered into by the Company after the date hereof and prior to the Closing, the Company agrees to indemnify the purchaser thereunder on terms more favorable to such purchaser than the terms of this Section 6(e), the Company shall notify the Investor of such terms and offer to amend this Agreement to provide the Investor indemnification on such more favorable terms.

(f) Conversion; Expenses.

(1) If, either before or after the Closing, any Regulatory Agency objects, or requires Investor or any of its affiliates to limit their activities as a condition, to the investment in the Company contemplated hereby, the Company and Investor shall cooperate and use reasonable best efforts to ensure that any such objection, requirement or limitation is promptly addressed in such a way so as to permit the completion of the investment on the terms described in this Agreement without, in the sole judgment of Investor, adversely affecting the then-current operations of Investor or any of its affiliates or, if the Closing shall have occurred, resolved in a manner satisfactory to the Investor and any such Regulatory Agency.  In the event that as a condition to, or if the Closing shall have occurred, as a result of, the investment contemplated hereby, any Regulatory Agency shall require the Investor to limit any of its or its affiliates’ activities or the imposition of any other condition that, in the sole judgment of Investor, would adversely affect the then-current operations of Investor or any of its affiliates, Investor shall have the option, at its sole election, to (a) require the Company to take the actions described in Sections 6(f)(2) and 6(f)(3), or (b) in the event the Closing has not yet occurred, reduce the number of Investor Shares to be purchased at the Closing to a number, not less than the Minimum Percentage, as would eliminate the requirement for the condition required by the Regulatory Agency.

(2) The Company shall, upon the Investor’s request pursuant to Section 6(f)(1)(a), file articles supplementary to the Articles of Incorporation of the Company with the Department of Assessments & Taxation of the State of Maryland to create a new class of its non-voting common stock, which class of non-voting common stock shall have the same dividend rights and preferences (other than in respect of voting rights) as any Common Stock that Investor elects to substitute or exchange, as applicable, in accordance with Section 6(f)(3), would have had if such Common Stock had not been so substituted or exchanged and shall be substantially similar in all respects to the Company’s existing Class B Non-Voting Common Stock, except that such non-voting common stock will contain terms providing for its automatic conversion into Common Stock upon transfer to any third party not affiliated with the holder of such non-voting common stock (the “New Non-Voting Common Stock”).

(3) Following the creation of New Non-Voting Common Stock pursuant to Section 6(f)(2), and upon the Investor’s request pursuant to Section 6(f)(1)(a), Investor may elect to substitute or exchange, without consideration or cost to the Investor, Investor

Shares to be delivered or previously delivered at the Closing for an equal number of shares of New Non-Voting Common Stock, up to a maximum number of Investor Shares to be substituted or exchanged that would result in Investor beneficially owning the Minimum Percentage.

(4) The Company shall, at all times following the creation of the New Non-Voting Common Stock and until such time as the Investor no longer holds an aggregate number of shares of Common Stock equal to or in excess of the Minimum Percentage, maintain such number of authorized and unissued shares of New Non-Voting Common Stock as to permit the exchange of the maximum number of shares contemplated by Section 6(f)(3).  The Company and the Investor further agree, following the date hereof, to execute such mutually agreeable further agreements or documents as are reasonably necessary to fully effectuate the foregoing understanding.

(5)  For purposes of this Section 6(f), “Minimum Percentage” means 4.9% of the then-outstanding shares of Common Stock, without giving effect to the conversion or exercise of any derivative securities or options.

(g) The Company shall reimburse the Investor’s reasonable out-of-pocket expenses, including reasonable attorney’s fees and expenses, incurred in connection this Agreement and the transactions contemplated hereby whether or not the Closing occurs.

7.   Termination.

(a) Termination.  This Agreement may be terminated (i) by mutual agreement of the parties hereto; (ii) by the Investor if there has been a breach of any representation, warranty, covenant or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 5(b) and such breach is not or cannot be cured within 30 days of notice thereof, provided that the Investor is not then in material breach of any representation, warranty, covenant or agreement of this Agreement; (iii) by the Company if there has been a breach of any representation, warranty, covenant or agreement made by the Investor pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section 5(a) and such breach is not or cannot be cured within 30 days of notice thereof, provided that the Company is not then in material breach of any representation, warranty, covenant or agreement of this Agreement; or (iv) by either the Company or the Investor, if the Closing shall not have occurred by midnight, Eastern Time, at the end of the day on October 31, 2014.

(b) Effects of Termination.  In the event of any termination of this Agreement as provided in Section 7(a), this Agreement (other than this Section 7(b) and Section 8, which shall remain in full force and effect) shall become void and of no further force and effect; provided that nothing herein shall relieve any party from liability for willful and material breach of this Agreement.

8. Miscellaneous.

(a) Survival.  None of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing, except for (i) the representations and warranties in Section 4, which shall survive the Closing in full force and effect until the date that is one (1) year after the date of the Closing, at which time they shall terminate, and (ii) those covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Closing.

(b) Binding Agreement; Assignment.  This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  The Investor may not assign any of these rights or obligations hereunder to any other person or entity without the prior written consent of the Company.

(c) Entire Agreement.  This Agreement, including the exhibits hereto, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and may be amended only by written execution by each of the parties hereto.  Upon execution by the Company and the Investor, this Agreement shall be binding on such parties.

(d) Governing Law.  THIS AGREEMENT SHALL BE ENFORCED, GOVERNED AND CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

(e) Treatment of Equity Support Payment.  The Company agrees to treat the Equity Support Payment for federal income tax purposes as an adjustment to the Purchase Price Per Share.

(f) Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Company shall be directed to it at its principal executive offices located at 18500 Von Karman Avenue, Suite 1100, Irvine, California 92612, attention of Chief Executive Officer, with a copy, which shall not constitute notice, to Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York 10019-6150, attention of  Matthew M. Guest, Esq.  Notices to the Investor shall be directed to the addresses as set forth on Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

(g) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one in the same agreement.

(h) Headings.  Section headings herein are for convenience only and shall not affect the construction hereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BANC OF CALIFORNIA, INC.

By: /s/ Steven A. Sugarman
Name: Steven A. Sugarman
Title: Chief Executive Officer

INVESTOR:

OCM BOCA INVESTOR, LLC

By: OCM FIE, LLC
Its: Manager

By: /s/ Robert O'Leary
Name: Robert O'Leary
Title: Authorized Signatory

By: /s/ Emily Stephens
Name: Emily Stephens
Title: Authorized Signatory

[Signature Page to Securities Purchase Agreement]

Exhibit A

Investor

OCM BOCA INVESTOR, LLC